SECURED PROMISSORY NOTE

Principal Amount:

$34,000,000.00

WAIKOLOA, HI

September 30, 2016

1.                    Promise to Pay.ISLAND VISTAS, LLC, a Nevada limited liability company, ("Borrower"), promises to pay to the order of WHALES POINT FUND, LLP, a Delaware limited liability partnership ("Lender"), the principal sum of $34,000,000.00, or the actual amount that Lender actually advances to Borrower under the Term Loan Agreement, in lawful money of the United States, on or before the Maturity Date, together with Interest on the unpaid principal balance.

2.                     Term Loan Agreement. Borrower is making this note in connection with the Term Loan Agreement.

3.                     Definitions. The following words used in this note have the definitions stated below:

(1)	"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Hawai 'i are authorized or required by law to close.

(2)	"Contract Rate" means 6.0% interest per annum.

(3)	"Default" means any condition or event that, with the giving of notice or the lapse of time or both, will constitute an Event of Default under section 8.1 of the Term Loan Agreement.

(4)	"Default Rate" means 10.0% interest per annum.

(5)	"EB-5 Investor" means each individual investor who has provided the requisite documentation necessary to subscribe to the offering conducted by Lender pursuant to the terms of the EB-5 Program with respect to the Project.

(6)	"EB-5 Program" means USCIS's Immigrant Investor Program, as provided in the Immigration and Nationality Act, § 203(b)(5) (8 U.S.C §1152(b)(S)), as amended, and implementing Title 8 CFR § 204.6(m), as amended.

(7)	"Event of Default" has the meaning given in section 8.1 of the Term Loan Agreement;

(8)	"Interest Rate" means: (1) the Contract Rate, prior to the earliest occurrence of an Event of Default or the Maturity Date; and (2) the Default Rate subsequent to the occurrence of the earlier of an Event of Default or the Maturity date.

(9)	"Loan Document" means collectively, this note, the Term Loan Agreement, the Mortgage, the Guaranty Agreement, the Pledge Agreement, the Assignment of Sales and Contracts and Proceeds, the Environmental Indemnity Agreement, and all other instruments, agreements, documents, and writings executed in connection with any of the foregoing.
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(10)	"Maturity Date" means the fifth anniversary of the Effective Date of the Term Loan Agreement.

(11)	"Prior Advance" means a sum of money equal to $1,000,000.00, attributable to approved EB-5 Investors, that Lender advanced to Borrower for use in connection with the Project, prior to the effective date of this note.

(12)	"Project" means the 48 luxury condominium villas on certain real property located at Waikoloa, South Kohala, Island, County and State of Hawai'i to be developed by Borrower.

(13)	"Subscription Amount" means, with respect to each EB-5 Investor, $500,000.

(14)	"Term Loan Agreement" means the loan agreement between Borrower and Lender made in connection with this note.

(15)	"Term Loan Tranche" means a disbursement of funds from Borrower to Lender pursuant to the provisions of this note and the Term Loan Agreement.

(16)	"Trust Account" means the deposit account identified in the trust agreement into which the Subscription Amount of each EB-5 Investor is held pending the filing of that investor's I-526 Petition with USCIS, as more fully stated in the trust agreement.

4.                     The Prior Advance. On the effective date, the Prior Advance will be deemed to be a part of the sums due under this note and will be subject to all of the provisions of this note. Lender's obligation to advance one or more Term Loan Tranches is hereby reduced by an amount of money equal to the Prior Advance.

5.                     Payment of Interest. Borrower shall pay simple interest on each Term Loan Tranche (and the Prior Advance) at the Contract Rate. Interest will be due and payable quarterly, in arrears. With respect to each Term Loan Tranche, interest will accrue from the time a particular Term Loan Tranche is advanced to or for Borrower's benefit pursuant to the provisions of this note.

6.                     Computation of Interest and Fees. All computations of interest and fees under this note will be made on the basis of a year of 360 days and in each case for the actual number of days (including the first day but excluding the last day (actual/360) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by Lender of an interest amount or fee under this note will be made in good faith and, except for manifest error, will be final, conclusive, and binding on Borrower.

7.                     Prepayments and Prepayment Prohibition. (a) Borrower acknowledges that all loan fees and other prepaid finance charges are earned on the day that Borrower signs this note, and that Lender will not refund these sums if Borrower prepays some or all of the sums due under this note, unless required by law.

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(b)               Borrower shall not prepay any part of the sums advanced under this note prior to the Maturity Date. Borrower acknowledges that the funds Lender is providing to Borrower are funds obtained through the EB-5 program, and that the EB-5 program requires that an investor's funds be "at-risk" for the duration of the EB-5 program. As such, Borrower acknowledges that attempts to pre-pay sums advanced under this note will likely jeopardize Lender's relationship with Lender's investors. As such, Lender shall not to attempt to prepay sums advanced pursuant to this note and the Term Loan Agreement. Any prepayments made in violation of this section 7 will be void.

(c)               Borrower shall not send Lender any payments marked "paid in full", "without recourse", or with any similar language. If Borrower sends such a payment to Lender, Lender may accept that payment without losing any of Lender's rights under this note, the "paid" in full" and "without recourse" language will be ineffective, and Borrower will remain obligated to pay all sums due under this note.

8.                     Manner of Payment. Borrower shall make each payment required to be made under this note (whether of principal, interest, fees, or of other amounts payable under this note) prior to 2:00 p.m. CST, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in Lender's discretion, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest on that payment. Borrower shall make all such payments to Lender either at its Payment Office or by electronic transfer from Borrower's operating account. If any payment under this note becomes due on a day that is not a Business Day, the date for that payment will be extended to the next Business Day, and, in the case of any payment accruing interest, interest on that payment will be due for the period of the extension.

9.                     Repayment of the Indebtedness. Subject to any extensions, Borrower shall repay the principal amount of all sums advanced under this note, together with all accrued and unpaid interest, on the Maturity Date. Borrower shall pay Lender at Lender's address stated in section 22, or at another place that Lender designates in writing.

10.                   Interest after Default. Upon an Event of Default, including Borrower's failure to make the final payment due under this note, the interest rate on this note will automatically, and without notice required from Lender, increase to 10% annual interest. The increased interest rate will apply on the day after the occurrence of an Event of Default.

11.                   Extension of the Maturity Date. Borrower may, not more than one time, by delivering a written notice to Lender no earlier than 60 days and no later than 30 days prior to the Maturity Date, request that Lender extend the Maturity Date for an additional 12 calendar months. Lender may, in its sole discretion, grant Borrower's request for this one-year extension, but only if, as of the first day of the proposed one-year extension, Borrower is not in Default and no Event of Default exists. The Interest Rate during any extension will be the Default Rate. If Lender grants the extension, Borrower shall pay Lender's costs and expenses including legal fees, arising out of the extension.

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12.                   Collateral. This note is secured by the Collateral described in the Term Loan Agreement.

13.                   Interest Rate Limitation. If, for any reason, the fulfillment of any provisions of this note or of any other document signed in connection with this note, at the time performance of such provision, causes the interest rate of this note to exceed the maximum rate permitted by law, the obligation to be fulfilled will be reduced to the maximum rate permitted by law.

14.	Events of Default. The occurrence of any Event of Default as defined in Article 8 of the Term Loan Agreement will be deemed to be an Event of Default under this note.

15.                  Effect of an Event of Default. Upon occurrence of an Event of Default, Lender may declare the entire unpaid balance plus all accrued unpaid interest immediately due, and Borrower must pay this amount. In addition, Lender may exercise any other right or remedy granted by any other Loan Document with respect to an Event of Default.

16.                   Recovery of Returned Payments. If Lender must return to Borrower any payment previously applied to Borrower's obligations under this note because of a voidable preference under the Bankruptcy Code or for any other reason, Borrower and any guarantor of this note will remain liable for the full amount returned. Borrower and every guarantor of this note will remain liable for the returned sum as though Lender had never received it.

17.                  Borrower's Waivers. Borrower and any other person who signs, guarantees, or endorses this note hereby waives presentment for payment, demand for payment, and notice of dishonor.

18.                   Lender's Rights. Lender may exercise the following rights without giving notice to anyone, getting consent from anyone, or releasing anyone from the obligation to pay the full amount of this note:

(1)	Reduce the amount of or delay the due date of any payment due under this note;

(2)	Extend, renew, or change any other provision of this note in a manner that is fair to Borrower;

(3)	Release any security, including one or more co-guarantors;

(4)	Sue any guarantor without first suing Borrower or any other person or pursuing any other remedy available to Lender; or

(5)	Collect money from one or more guarantors irrespective of any real or personal defenses that Borrower may have.

19.                   Lender's Exercise of Lender's Rights. Each right granted to Lender under this note is separate from all other rights granted to Lender. Lender may exercise Lender's rights one at

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a time, all at once, or not at all. Lender's decision not to exercise a particular right will not be deemed to be Lender's waiver of the unexercised right.

20.                   Collection Expenses. Lender may hire or pay someone else to help collect on this note or recover the Collateral from Borrower when an Event of Default occurs. Borrower shall pay all expenses that Lender incurs in connection with collection or recovery of the Collateral.

21.                   Litigation Expenses. In any judicial, administrative, or arbitration action, suit, claim, investigation, or proceeding arising out of this note, the non-prevailing party shall pay the prevailing party's court filing fees, court costs, arbitration fees, witness fees, and attorneys' and other professionals' fees and disbursements.

22.                   Notices. (a) Except in the case of notices and other communications that Lender expressly permits Borrower to give in another manner, for a notice or other communication under this agreement to be valid, it must be in writing and delivered: (1) in person; (2) by reliable overnight courier, with all fees prepaid; or (3) by United States registered or certified mail, return receipt requested, with postage prepaid.

(b)               A valid notice or other communication under this agreement will be effective when it is received by the party to which it is addressed. A notice will be deemed to have been received as follows:

(1)	if the notice is delivered in person, delivered by reliable overnight courier, with all fees prepaid, or delivered by United States registered or certified mail, return receipt requested and postage prepaid, upon receipt as indicated by the date on the signed receipt;

(2)	if a party to which the notice is addressed receives the notice or other communication after 5:00 p.m. on a business day at the location specified in the address for that party, or on a day that is not a business day, then the notice will be deemed received at 9:00 a.m. on the next business day; and

(3)	if the party to which the notice is addressed rejects or otherwise refuses to accept that notice, or if the notice cannot be delivered because of a change in address for which no notice was given, then upon that rejection, refusal, or inability to deliver.

(c)                For a notice or other communication to a party under this agreement to be valid, it must be addressed using the information specified below for that party or any other information specified by that party in accordance with this section 22.

To Borrower: Island Vistas, LLC

69-201 Waikoloa Beach Dr., Ste. 2617

Waikoloa, HI 96738 ATTN: Robert Kistler

Email: rkistler l @gmail.com Tel: (808) 886-1702

Fax: (808) 443-0145

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To Lender: Whales Point Fund, LLP

91 Avenida Del Mar, 3rd Floor San Clemente, CA 92672 ATTN: Rumiko Yoneyama Email: rumi@ koaconsultants.cn Tel: (949) 542-8777

Fax: (949) 542-8781

(d)               For Borrower's convenience, Lender may permit Borrower to provide notices by telephone, fax, or email. Unless Lender behaves recklessly with regard to any notice provided to Lender by telephone, fax, or email, Lender may rely on the authority of any Person purporting to be a Person authorized by Borrower to give that notice and Lender will not be liable to Borrower or other Person because of any action taken or not taken by Lender in reliance upon any telephonic, facsimile, or email notice. Lender's failure to receive written confirmation of any telephonic, facsimile, or email notice or receipt by Lender of valid notice in accordance with section 22(b) that varies with the provisions understood by Lender to be contained in any telephonic, facsimile, or email notice will not affect Borrower's obligation to repay the Term Loan or Borrower's performance or observance of the provisions of this agreement or the other Loan Documents.

23.                   Waivers and Amendments. No failure or delay by Lender in exercising any right or power under this note or under any other Loan Document, and no course of dealing between Borrower and Lender, will operate as a waiver of any provision of this note or the other Loan Documents, nor will any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of those rights or powers or the exercise of any other right or power under this note or under this note. No waiver of any provision of this note or any other Loan Document or consent to any departure by Borrower from those documents will be effective unless the amendment or waiver is in writing, signed by Borrower and Lender, and any such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

24.                   Successors and Assigns. (a) The provisions of this note are binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Borrower shall not assign or transfer any right or obligation established by this note without Lender 's prior written consent (which Lender may withhold for any reason). Any attempted assignment or transfer in violation of this section 24 will be void.

(b)               Lender may assign all or a portion of Lender's rights and obligations under this note and the other Loan Documents to one or more assignees.

25.	Governing Law. The laws of the State of Hawai'i, without giving effect to

Hawai 'i's principals of conflicts of law, will govern interpretation of this note and the other Loan Documents.

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26.                   Jurisdiction. Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of one or more federal or state courts located in the State of Hawai'i, County of Hawai'i and any appellate court in the State of Hawai'i, in any action or proceeding arising out this note, any other Loan Document, or the transactions contemplated in this note or other Loan Documents, or for recognition or enforcement of any judgment. Borrower irrevocably and unconditionally agree that all claims with respect to any such action or proceeding may be heard and determined in such Hawai 'i state court or, to the extent permitted by law, federal court. A final judgment in any action or proceeding initiated in a permitted court will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this note or any other Loan Document affects any right that Lender may otherwise have to bring any action or proceeding relating to this note or any other Loan Document against Borrower any Loan Party in the courts of any other jurisdiction.

27.                   Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by law, every past, present, and future objection to the defense of an inconvenient forum or any other defense the maintenance of any action or proceeding in one or more federal or state courts located in the State of Hawai'i, County of Hawai'i and any appellate court in the State of Hawai'i.

28.                   Consent to Service of Process. Borrower irrevocably consents that service of process for any action may be made in any manner expressly permitted in section 22. Nothing in this note or in any other Loan Document affects Lender's right to serve process in any other manner permitted by law.

29.                   Waiver of Jury Trial. Borrower irrevocably waives, to the fullest extent permitted by law, any right that Borrower may have to a jury trial in any proceeding arising directly or indirectly arising out of this note, any other Loan Document, or the transactions contemplated by this note or the Loan Documents, regardless of whether the proceeding is one of contract, tort, or any other legal theory. Borrower hereby:

(1)	Represents that no representative, agent, or attorney of any party has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce this waiver; and

(2)	Acknowledges that Borrower was not induced to enter into this note by, among other things, the waivers embodied in this section 29.

30.                   Entire Agreement. This note, together with the other Loan Documents, and one or more other documents relating to any fees payable to Lender constitutes the entire agreement among Borrower and Lender regarding the subject matter of this note and the Term Loan Agreement. These documents, together, supersede all prior agreements and understandings, written or oral, regarding the subject matter of this note and the Term Loan Agreement. There are no other unwritten oral agreements Borrower and Lender.

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31.                   Severability. If any provision of this note or any other Loan Document is held to be illegal, invalid, or unenforceable in any jurisdiction, that provision will, as to that jurisdiction, be ineffective to the extent of the illegality, invalidity, or unenforceability, without affecting the legality, validity, or enforceability of the remaining provisions of this note or any other Loan Document. The illegality, invalidity, or unenforceability of a particular provision in a particular jurisdiction will not invalidate or render unenforceable that provision in any other jurisdiction.

32.                   Patriot Act. Lender hereby gives notice to Borrow that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), Lender may be required to obtain, verify and record information that identifies Borrower, including Borrower's name and address and other information that will allow Lender to identify Borrower in accordance with the Patriot Act. Borrower shall provide to Lender, to the extent commercially reasonable, all required information and take all other actions that Lender reasonably requests in order to enable Lender to maintain compliance with the Patriot Act.

33.                   Conflicts. If any provision of this note conflicts with any provision of the Term Loan Agreement, the provisions of the Term Loan Agreement will prevail.

34.                   Effective Date. This note will be effective on that date that Borrower signs it (as indicated by the date associated with Borrower's signature).

Borrower is signing this promissory note on the date stated opposite Borrower's signature.

Dated: 09/30/16

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